UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2026

OCULAR THERAPEUTIX, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36554	20-5560161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Crosby Drive

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 357-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OCUL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 20, 2026, Donald Notman, Chief Financial Officer and Chief Operating Officer (principal financial officer and principal accounting officer) of Ocular Therapeutix, Inc. (the “Company”), is taking a temporary medical leave of absence from the Company.

Accordingly, effective as of January 20, 2026 (the “Robins Effective Date”), the Company’s Board of Directors appointed Jason Robins, the Company’s Senior Vice President, Finance, to serve as the Company’s interim Chief Financial Officer until Mr. Notman’s anticipated return. Mr. Robins will serve as the Company’s principal financial officer and principal accounting officer during this period. In connection with his appointment as interim Chief Financial Officer, on the Robins Effective Date, Mr. Robins was granted an option to purchase an aggregate of 33,000 shares of the Company’s common stock at an exercise price of $11.45 per share, the closing sale price (for the primary trading session) of the Company’s common stock on the Nasdaq Global Market on the Robins Effective Date. The stock option vests and becomes exercisable over four years in equal monthly installments until the fourth anniversary of the grant date, subject to the terms and conditions of the Company’s 2021 Stock Incentive Plan, as amended.

Mr. Robins, age 49, has served as the Company’s Senior Vice President, Finance, since January 2025, where he has managed accounting, reporting, financial planning and analysis, and corporate planning. From October 2020 to December 2024, Mr. Robins served as Vice President, Finance, of Fusion Pharmaceuticals Inc., a biopharmaceutical company acquired by AstraZeneca in June 2024. Mr. Robins received a Bachelor of Science from Babson College, a Master of Science from the Harvard-MIT Division of Health Sciences and Technology, and a Master of Business Administration from the MIT Sloan School of Management.

There is no arrangement or understanding between Mr. Robins and any other person pursuant to which Mr. Robins was appointed as an officer. There are no related party transactions between the Company and Mr. Robins reportable under Item 404(a) of Regulation S-K and no family relationships between Mr. Robins and any of the Company’s directors or officers.

In connection with his interim appointment, Mr. Robins has entered into the Company’s standard form of Indemnification Agreement, a copy of which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-196932) filed with the Securities and Exchange Commission on June 20, 2014. Pursuant to the terms of such indemnification agreement, the Company may be required, among other things, to indemnify Mr. Robins for expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR THERAPEUTIX, INC.

Date: January 23, 2026	By:	/s/ Todd Anderman
Todd Anderman
Chief Legal Officer